Exhibit 99.1

2U, Inc. Announces Preliminary Financial Results for First Quarter 2020 and Provides COVID-19
Pandemic Update

Lanham, MD — April 20, 2020 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today announced preliminary financial results for its fiscal quarter ended March 31, 2020, a COVID-19 related business update, and additional information about its previously announced guidance for the fiscal year ending December 31, 2020.

“Our first quarter results demonstrate the strength that we started the year with and the resilience of our business, even in light of the COVID-19 pandemic,” Christopher “Chip” Paucek, 2U’s Co-Founder and CEO, stated.

“Thanks to the dedication of our partners and employees, since the beginning of the COVID-19 outbreak, all 2U-powered educational offerings remained up and running and continue to enroll new students. Although pandemic-driven uncertainties remain, we believe the global demand for high-quality online post-secondary education offerings across the Career Curriculum Continuum is accelerating, and 2U is uniquely positioned to enable universities to address society’s critical needs due to the breadth and quality of our product and service offerings,” Paucek continued.

Preliminary Estimates for Three Months Ended March 31, 2020

The company expects to report total revenue of $175.5 million, a 44% increase from $122.2 million in the first quarter of 2019. Graduate Program Segment revenue is expected to grow by 14% to $118.5 million, driven by a 16% increase in full course equivalent enrollments, partially offset by a 2% decrease in average revenue per full course equivalent enrollment. Alternative Credential Segment revenue is expected to increase 216% to $57.0 million, driven by full course equivalent enrollments of 3,529 and $35.4 million in revenue from Trilogy, acquired in May 2019.

The company also expects to report:

•	net loss of $60.1 million, compared to net loss of $21.6 million in the first quarter of 2019; and

•	adjusted EBITDA (loss) of $(4.3) million, compared to $(3.2) million in the first quarter of 2019.

The company has provided a reconciliation of estimated net loss to adjusted EBITDA (loss) in the attached financial table.

The company expects to report cash, cash equivalents and restricted cash of $157.5 million as of March 31, 2020, as well as total indebtedness of $254.1 million at that date, principally related to the company’s term loan facility maturing in May 2024.

The company’s consolidated financial statements for the three months ended March 31, 2020 are not yet available and will be provided with its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2020. The information presented above reflects the company’s preliminary estimates.

Response to COVID-19

2U has taken several immediate steps to ensure the continuity of its business, to provide unique solutions to its partners, and to ensure the health and safety of its employees in the current environment. For example, 2U has:

•	Shifted all bootcamp offerings and other campus-based experiences from physical classrooms to online. At this time all bootcamps are running without disruption, including all expected upsells of new bootcamp content.

•	Modified its course production capability into a “Studio in a Box” approach, which allows faculty to record asynchronous content directly in their home or office with virtual assistance from a 2U course designer. This allowed all current launches to remain on schedule across the business.

•	Through No Back Row® PRO, provided training to its university partners’ campus-based faculty on best practices for successful online teaching.

•	Offered new solutions for existing and new clients, including 2UOS Essential and Plus.

•	Begun developing innovative solutions to enable continuity and success for existing and new university partners’ on-campus and online efforts this Fall.

“Beyond the operational complexities associated with launching and supporting quality online offerings, universities are experiencing budget and cash flow shortfalls related to COVID-19,” Paucek continued. “At a time of these additional financial constraints, the importance and value of the upfront investments 2U makes as part of its shared success model are even more critical. Long-term, we believe the unprecedented impact of COVID-19 has significantly accelerated the existing secular trends driving adoption of online higher education.”

Business Outlook

“As we move forward, we remain committed to maintaining our disciplined approach to managing capital and expenses in this uncertain environment, while continuing to further cement our market-leading position. We have continued to constrain any unnecessary spending and tightened our use of cash even further,” Paul S. Lalljie, 2U’s CFO, stated.

“Although the full scope and scale of the impact of the COVID-19 outbreak on society, the economy, and the higher education sector remains unclear, this unique moment has forced colleges and universities to immediately embrace technology and online education in unprecedented ways,” Lalljie continued.

“While our first quarter results show the strength of our business in the midst of one of the most uncertain business periods in history, given the rapidly evolving COVID-19 pandemic, it is not possible, with reasonable accuracy, to estimate the positive or negative impact of the pandemic on future financial performance. Therefore, we are withdrawing our financial guidance for the 2020 fiscal year and intend to defer providing new guidance until there is a clearer outlook on the duration and magnitude of the COVID-19 pandemic. We plan to provide a business update during our first quarter 2020 earnings call.”

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed adjusted EBITDA (loss), a non-GAAP financial measure. The company has provided a reconciliation of adjusted EBITDA (loss) to net loss, the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, shareholder activism costs, impairment charges, and stock-based compensation expense.

The company’s management uses adjusted EBITDA (loss) to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes adjusted EBITDA (loss) reflects the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that adjusted EBITDA (loss) provides useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss) has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling adjusted EBITDA (loss) to the most comparable GAAP financial measure. Adjusted EBITDA (loss) should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, adjusted EBITDA (loss) may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 400 digital and in-person educational offerings, including graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 200,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the long-term adoption of higher edcuation, and future results of the operations and financial position of 2U, including financial targets, goals, business strategy and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on our industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch date of its degree programs, short courses and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients;

•	the company’s ability to successfully integrate the operations of its acquisitions, including Trilogy, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rate in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the impact and cost of stockholder activism; and

•	the impact of any natural disasters or public health emergencies, such as the COVID-19 outbreak.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the SEC. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net income (loss) to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net loss	$(60,106)	$(21,554)
Adjustments:
Interest income	(513)	(2,349)
Interest expense	5,493	55
Foreign currency loss	2,271	370
Income tax benefit	(1,055)	(941)
Depreciation and amortization expense	23,485	9,698
Transaction and integration costs	724	1,931
Restructuring-related costs	288	—
Stockholder activism costs	4,239	—
Stock-based compensation expense	20,870	9,584
Total adjustments	55,802	18,348
Adjusted EBITDA (loss)	$(4,304)	$(3,206)